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                                                                    Exhibit 3.63

                            ARTICLES OF AMENDMENT TO

                            ARTICLES OF INCORPORATION

                                       OF

                         EMSA CONTRACTING SERVICES, INC.

                                       I.

         The name of the corporation is EMSA Contracting Services, Inc.

                                      II.

         The Articles of Incorporation of the corporation are hereby amended by deleting Article I in its entirety and substituting the following in lieu thereof:

                                   "ARTICLE I

    The name of the corporation shall be InPhyNet Contracting Services, Inc."

                                      III.

         The amendment was duly adopted by the Board of Directors on March 4, 1999.

                                      IV.

         The amendment was duly adopted by the sole shareholder on March 4, 1999.

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         IN WITNESS WHEREOF, these Articles of Amendment have been signed as of this 4th day of March, 1999.

                                    EMSA CONTRACTING SERVICES, INC.

                                    By: /s/ Sara J. Finley
                                        ---------------------------------------
                                        Name: Sara J. Finley
                                        Title: Vice President and Secretary